UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         ------------------------------

       Date of Report (Date of earliest event reported): February 26, 2004

                           Orthofix International N.V.
             (Exact name of Registrant as specified in its charter)



    Netherlands Antilles                 0-19961                      N/A
(State or other jurisdiction     Commission File Number          (I.R.S. Employer
     of incorporation)                                      Identification Number)


                         ------------------------------

                             7 Abraham de Veerstraat
                                     Curacao
                              Netherlands Antilles
                               011-59-99-465-8525

(Address of principal executive offices and telephone number, including area code)

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Item 12.   Results of Operations and Financial Condition.
           ----------------------------------------------

     The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition." On February 26, 2004, Orthofix International N.V. ("Orthofix") issued a press release announcing, among other things, its results of operations for the quarter and year ended December 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

     In addition, Orthofix announced in its press release dated February 26, 2004 that, excluding $1.0 million in litigation costs related to the KCI patent infringement case, net income for the fourth quarter ended December 31, 2003 would have been $7.8 million, or $0.52 per share. For the year ended December 31, 2003, net income, excluding KCI litigation and after tax settlement costs associated with the Office of Inspector General investigation of $3.8 million and $1.1 million, respectively, would have been $29.6 million, or $2.02 per share. Orthofix believes that this net income measure, excluding these litigation and settlement costs, is a useful proxy for results from operations because Orthofix did not incur related litigation or settlement costs in the fourth quarter of 2002 or for the year ended December 31, 2002.

     Exhibit
     -------

     99.1 Press release of Orthofix International N.V. dated February 26, 2004

                                    Signature



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 26, 2004

                                      ORTHOFIX INTERNATIONAL N.V.


                                      By:    /S/ THOMAS HEIN
                                             Name:  Thomas Hein
                                             Title:    Chief Financial Officer